                                                                   EXHIBIT 10.16


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made this 22nd day of July, 1996 by and among YOUNG INNOVATIONS, INC., a Missouri corporation ("Young"), BIO DENTAL TECHNOLOGIES CORP., a California corporation ("Bio Dental"), and THE UNION BANK OF CALIFORNIA (the "Escrow Agent").

         WHEREAS, Young and Bio Dental are parties to that certain Asset Purchase Agreement dated July 22, 1996 (the "Purchase Agreement"), pursuant to which Young is purchasing substantially all of the assets of Denticator International, Inc., a California corporation ("Denticator"), and pursuant to which Bio Dental shall receive a portion of the consideration for selling and conveying to Young, or a subsidiary of Young, all of Bio Dental's rights, privileges, interests and claims under that certain Exclusive License Agreement between Bio Dental and Denticator dated March 31, 1991, as amended.

         WHEREAS, pursuant to the Purchase Agreement, Young is required to deposit with the Escrow Agent a portion of the consideration payable to Bio Dental; and

         WHEREAS, the Escrow Agent has accepted such agency and agreed to hold such funds in accordance with and subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

         1.      Establishment of Escrow Account; Purpose.

                 (a) Establishment. The Escrow Agent shall establish at its offices located at San Francisco, California an escrow account (the "Escrow Account") and shall cause all funds deposited into the Escrow Account to be held, invested and distributed in accordance with the terms of this Agreement. The amount deposited into the Escrow Account, together with any proceeds of investments thereof, that may be held in the Escrow Account from time to time are hereinafter referred to collectively as "Escrow Funds." The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Funds, including appropriate adjustments for disbursements and income earned or losses in respect thereof.

                 (b) Purpose of Escrow Account. The sole purpose of the Escrow Account is to provide a fund against which Young may assert claims for indemnification under Article VIII of the Purchase Agreement for (i) a breach by Seller of Seller's representations and warranties regarding certain environmental matters contained in Section 3.22 of the Purchase Agreement, and (ii) any Losses (as such term is defined in the Purchase Agreement) which arise out of the matters discussed in the letter from the Environmental Protection Agency to Denticator dated January 11, 1996. Young shall not be permitted to make claims against the Escrow Account for any other matters.

         2. Delivery of Escrow Funds. At Closing (as defined in the Purchase Agreement) Young shall deliver or cause to be delivered to the Escrow Agent in accordance with the terms of the Purchase Agreement, cash in the amount of One Hundred Thousand Dollars ($100,000) to be deposited into the Escrow Account.





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         3.      Investment of Escrow Funds.  The Escrow Funds shall be
invested and reinvested by the Escrow Agent in such amounts and in such manner as Bio Dental shall instruct the Escrow Agent from time to time in writing; provided, however, that the Escrow Agent shall only invest the Escrow Funds in those types of investments set forth on Exhibit A hereto. If the Escrow Agent has not received instructions from Bio Dental prior to fifteen (15) days of the expiration of the term of any instrument in which Escrow Funds are invested, the Escrow Agent shall invest such Escrow Funds in instruments of the same or of a substantially similar type as the instruments set forth on Exhibit A hereto. Except as provided above, the Escrow Agent shall not be required to invest any funds held hereunder unless requested by Bio Dental as provided herein.

         4. Release of Escrow Funds. The Escrow Agent shall release the Escrow Funds as follows:

                 (a) Release Upon Mutual Written Instructions. Young and Bio Dental may execute and deliver to the Escrow Agent written instructions ("Mutual Written Instructions"), and the Escrow Agent shall promptly upon receipt thereof disburse all or a portion of the Escrow Funds in the Escrow Account as provided in such Mutual Written Instructions.

                 (b) Release Upon Young Claim Notice. If Young shall have delivered to the Escrow Agent one or more written notices (each a "Young Claim Notice") stating that all or a portion of the Escrow Funds in the Escrow Account specified in such notice or notices should be released to Young because Young has made a claim against Bio Dental under the Purchase Agreement for such amount or amounts, the Escrow Agent shall retain such amount or amounts until the same are released pursuant to subsections (c) or (e) hereof. Young shall deliver to Bio Dental a copy of each Young Claim Notice on or prior to the date of the delivery thereof to the Escrow Agent, and the Escrow Agent shall also deliver a copy thereof to Bio Dental promptly after receipt from Young.

                 (c) Release to Young. Unless the Escrow Agent shall have received a Bio Dental Hold Notice as defined in Section 4(d) below within thirty (30) days following receipt by the Escrow Agent of a Young Claim Notice, the Escrow Agent shall promptly thereafter release to Young such portion of the Escrow Account as is claimed by Young in such Young Claim Notice.

                 (d) Bio Dental Hold Notice; Disputed Amounts. If, within thirty (30) days of the Escrow Agent's receipt of a Young Claim Notice pursuant to Section 4(b) above, Bio Dental shall have delivered to the Escrow Agent written notice (a "Bio Dental Hold Notice") stating that all or a portion of the Escrow Account specified in such Young Claim Notice should not be released to Young, then the Escrow Agent shall not release such disputed amounts until the occurrence of one of the two events contemplated in Section 4(e) hereof. Bio Dental shall deliver to Young a copy of such Bio Dental Hold Notice on or prior to the date of the delivery thereof to the Escrow Agent and the Escrow Agent shall also deliver a copy of such Bio Dental Hold Notice to Young promptly after receipt thereof from Bio Dental.

                 (e) Release After a Bio Dental Hold Notice. In the event that the Escrow Agent receives a Bio Dental Hold Notice as contemplated by Section 4(d) hereof, that portion of the Escrow Account that is in dispute as reflected in such Bio Dental Hold Notice shall be held by the Escrow Agent until the occurrence of one of the following events:





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                          (1)  receipt by the Escrow Agent of Mutual Written
                 Instructions signed by Young and Bio Dental instructing the Escrow Agent to release the disputed portion of the Escrow Funds to such party or parties and in such amount or amounts as is specified in such Mutual Written Instructions; or

                          (2) receipt by the Escrow Agent of a written notice (a "Certified Judgment Notice") from Young or Bio Dental certifying that a final court judgment with respect to the claim covered by Young Claim Notice is attached to such Certified Judgment Notice, in which case the Escrow Agent shall distribute the disputed portion of the Escrow Funds in accordance with such judgment, unless within fifteen (15) days of the Escrow Agent's receipt of a Certified Judgment Notice, the Escrow Agent receives a written notice (an "Appeal Notice") from the party not submitting such Certified Judgment Notice stating that the judgment has or can and will be appealed. A party delivering a Certified Judgment Notice or an Appeal Notice shall deliver to the other party hereto a copy thereof on or prior to the date of delivery thereof to the Escrow Agent, and the Escrow Agent shall also deliver a copy of each Certified Judgment Notice or Appeal Notice to the party which did not deliver the same promptly after the Escrow Agent's receipt thereof.

                 (f) Release Upon Termination of Agreement. On July 22, 1999 (the "Termination Date"), the Escrow Agent shall disburse to Bio Dental from the Escrow Account the amount, if any, by which the balance of the Escrow Account exceeds the aggregate amount of all Unresolved Claims (as defined below). The Escrow Funds retained by the Escrow Agent shall be held solely for the purpose of satisfying the Unresolved Claims outstanding as of the Termination Date. For purposes of this Agreement, the term "Unresolved Claims" shall mean all claims evidenced by a Young Claim Notice as to which the Escrow Agent has not received Mutual Written Instructions or a Certified Judgment Notice which is not the subject of an Appeal Notice, in either case directing release of Escrow Funds. After the Termination Date, each time an Unresolved Claim is resolved as provided for herein, the amount of such Unresolved Claim shall be disbursed in accordance with the Mutual Written Instructions or the Certified Judgment Notice reflecting such resolution.

                 (g) Release of Accrued Interest. The Escrow Agent shall distribute to Bio Dental, within five (5) days after the end of each calendar quarter, an amount equal to 100% of all amounts earned on the Escrow Funds in the Escrow Account. All earnings on the Escrow Funds prior to the time they are disbursed will, for all purposes of this Escrow Agreement, be treated as Escrow Funds, and will be released according to the terms of this Section 4.

                 (h)      Security Interests in Escrow Fund.

                          (1) Except as expressly provided herein, neither Young nor Bio Dental shall have any right, title or interest in or possession of the Escrow Account. Therefore, neither Young nor Bio Dental shall have the ability to pledge, convey, hypothecate or grant a security interest in the Escrow Account or any portion thereof unless and until such assets have been disbursed or are required to be disbursed to such party in accordance with this Section 4, provided, however, that Young may pledge or grant a security interest in any of its rights under this Agreement to any federal or state chartered lending institution.





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                          (2)  Each of Young and Bio Dental acknowledges that
                 its interest in the Escrow Account is merely a contingent right to payment from such Escrow Account. Each of Young and Bio Dental further acknowledges that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of Young or Bio Dental (any of which is referred to herein as a "Bankruptcy Event") shall increase its respective interest in the Escrow Account or affect, modify, convert or otherwise change the contingent nature of its respective right to payment from the Escrow Account in accordance with the terms of this Agreement.
                 Nonetheless:

                                  (i)  if a court of competent jurisdiction
                          determines that Young, upon the occurrence of a Bankruptcy Event with respect to Young, has an interest in the Escrow Account that is greater than a contingent right to payment from the Escrow Account payable only in accordance with the provisions of this Section 4, then Young shall be deemed to have granted on the date hereof to Bio Dental a first priority security interest in, and pledged to Bio Dental all of its right, title and interest in the Escrow Account. In such event, the Escrow Agent shall be deemed to act as bailee on behalf of Bio Dental in respect of Bio Dental's security interest in Young's rights to the Escrow Account. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from Bio Dental for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by Bio Dental to further perfect the security interest granted by Young hereunder in the Escrow Account. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Account pursuant to the terms of this Agreement; and

                                  (ii)  if a court of competent jurisdiction
                          determines that Bio Dental, upon the occurrence of a Bankruptcy Event with respect to Bio Dental, has an interest in the Escrow Account that is greater than a contingent right to payment from the Escrow Account payable only in accordance with the provisions of this Section 4, then Bio Dental shall be deemed to have granted on the date hereof to Young a first priority security interest in, and pledged to Young all of Bio Dental's right, title and interest in the Escrow Account. In any such event, the Escrow Agent shall be deemed to act as bailee on behalf of Young in respect of Young's security interest in Bio Dental's rights to the Escrow Account. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from Young for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by Young to further perfect the security interest granted by Bio Dental hereunder in the Escrow Account. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Account pursuant to the terms of this Agreement.

                          (3) The parties hereto agree and acknowledge that the establishment and maintenance of the Escrow Accounts hereunder are intended to constitute possession of the Escrow Accounts for the purposes of perfecting the security interests therein created hereunder.





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         5.      Responsibility of the Escrow Agent.  The Escrow Agent accepts the agency created by this Agreement upon the terms and conditions hereof and undertakes to perform such duties and only such duties as are specifically set forth herein. No provision of this Agreement shall be construed to relieve the Escrow Agent from liability for its own gross negligence or willful misconduct, except that:

                 (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Escrow Agent nor shall the Escrow Agent be bound by the provisions of any other agreements between the other parties hereto beyond the specific terms hereof; the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights, duties, privileges or powers conferred upon it by this Agreement; the Escrow Agent shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Escrow Agent, unless the Escrow Agent was grossly negligent in ascertaining the pertinent facts or in employing such officer or officers; and the Escrow Agent shall not be liable to any person with respect to any action taken, omitted or suffered to be taken by it in accordance with the provisions of this Agreement or in accordance with the written directions of Bio Dental or Young as provided herein or of a court of competent jurisdiction except in the case of the Escrow Agent's gross negligence or willful misconduct.

                 (b) The Escrow Agent may act in reliance upon and be protected in acting or refraining from acting upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                 (c) The Escrow Agent may consult with counsel, auditors and other experts and any opinion of counsel or written opinion of such auditors or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Escrow Agent thereunder in good faith and in accordance with such opinion of counsel or opinion of such auditors or other experts within the area of their respective expertise.

                 (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any liability to any other person as a result of any failure of the Escrow Agent to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the jurisdiction of its formation.

                 (e) No property held in escrow by the Escrow Agent hereunder shall be subject to any setoff, counterclaim, recoupment, lien or other right which the Escrow Agent may have against either of the other parties hereto or against any other person for any reason whatsoever.

                 (f) If any dispute arises between Young and Bio Dental as to which of them is entitled to delivery of the disputed portion of the Escrow Funds, or if the Escrow Agent is uncertain as to its obligations hereunder, the Escrow Agent may, but shall not be obligated to, either (i) commence an interpleader action against Young and Bio Dental in a state or federal court located in Sacramento, California, and deposit the disputed Escrow Funds with such court, whereupon the Escrow Agent may apply to the court for an order discharging it from





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         all further liability to any other party to this Agreement, or (ii)
         refrain from any action and continue to hold the disputed portion of the Escrow Funds pending a resolution of the dispute by either a court of competent jurisdiction or by a written agreement signed by Young and Bio Dental. For the purposes of any action or proceeding contemplated by clause (i) above, each party hereby consents to the jurisdiction of said courts and agrees that service of process in any such action or proceeding may be made by certified or registered mail at the address for notices to such party provided in this Agreement.

         6. Expenses; Indemnification. Young and Bio Dental each agrees to pay one-half of any fees or expenses charged by the Escrow Agent for its services to be performed hereunder. The Escrow Agent shall bill Bio Dental for all such fees and expenses, and Bio Dental shall remit payment to the Escrow Agent on behalf of the parties hereto. Upon notice from Bio Dental, Young shall immediately reimburse Bio Dental for Young's portion of such expenses and fees. In addition, Young and Bio Dental hereby agree jointly to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.

         7. Removal and Resignation. The Escrow Agent may at any time be removed by the written direction of Bio Dental and Young. The Escrow Agent or any successor escrow agent may at any time resign and be discharged of the agency hereby created by giving written notice to each of Bio Dental and Young specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation shall take effect on the date specified in the notice of removal or resignation, which date shall not be earlier than 60 days after the giving of the notice of removal or resignation unless a successor escrow agent shall have been appointed pursuant to Section 8 hereof and shall have accepted such appointment, in which event such removal or resignation shall take effect immediately upon the acceptance by such successor escrow agent. Young and Bio Dental shall take prompt steps to have a successor escrow agent appointed in the manner hereinafter provided.

         8. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign or be removed or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent shall be appointed by a written instrument executed by Young and Bio Dental and delivered to the Escrow Agent and the successor escrow agent. Upon acceptance of said instrument by the successor escrow agent, the resignation or removal of the Escrow Agent shall become effective and such successor escrow agent shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder. If no successor escrow agent shall have been appointed at the effective date of resignation of the Escrow Agent, the Escrow Agent or either other party hereto shall petition a court of competent jurisdiction for the appointment of a successor and the Escrow Agent's duties shall be purely ministerial until such appointment is effective.

         9. Termination. This Agreement shall terminate upon the release of all Escrow Funds held in the Escrow Accounts hereunder pursuant to Section 4 hereof or upon written agreement of the parties hereto, which agreement, in the case of the Escrow Agent, shall not be unreasonably withheld.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at





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the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):


                 To the Escrow Agent:

                          The Union Bank of California
                          400 California Street, 9th Floor
                          San Francisco, California  94104
                          Telecopier No.: 415-765-2636
                          Attention: Valerie Young

                 To Young:

                          Young Innovations, Inc.
                          13705 Shoreline Court East
                          Earth City, Missouri  63045
                          Telecopier No.:  314-344-0021
                          Attention:  Chief Financial Officer

                 With a copy to:

                          Armstrong, Teasdale, Schlafly & Davis
                          One Metropolitan Square
                          St. Louis, Missouri  63102-2740
                          Telecopier No.:  314-621-5065
                          Attention:  John L. Gillis, Jr., Esq.

                 To Bio Dental:

                          Bio Dental Technologies Corp.
                          11291 Sunrise Park Drive
                          Rancho Cordova, California 95742
                          Attention:  Terry Bane
                          Telecopier No.: 916-638-9307

                 With a copy to:

                          William E. Zisko, Esq.
                          Tomlinson, Zisko, Morosoli & Maser, LLP
                          200 Page Mill Road, 2nd Floor
                          Palo Alto, California  94306
                          Telecopier No.: 415-324-1808

         11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Escrow Agent, Young and its affiliates and Bio Dental and their respective successors and permitted assigns. Any reference to a party contained in this Agreement shall be deemed to apply to such party's successors and permitted assigns to the extent there shall be any. Except as set forth in Section 4(h), no party hereto may assign its rights (including, without limitation, its contingent right to payment) and obligations hereunder without the written consent of the other parties hereto, except





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that Bio Dental shall be permitted to assign its rights and obligations hereunder to Zila, Inc. without the consent of the other parties hereto; provided, however, that such assignment shall not relieve Bio Dental of any of its obligations or duties hereunder . Any purported assignment in violation of the provisions of this Section 11 shall be null and void.

         12. Amendments and Modifications. This Agreement may not be amended or modified in any respect without the express written consent of Young, Bio Dental and the Escrow Agent.

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict of laws principles thereof.

         14. Counterparts. This Agreement may be executed in any number of counterparts, and by any party on a separate counterpart, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         15. No Waiver. The failure of any party to insist, in any one or more instances, upon the timely performance of any of the terms, covenants or conditions of this Agreement and to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the other parties with respect to such future performance shall continue in full force and effect.

         16. Descriptive Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, each of the Escrow Agent, Young and Bio Dental have caused this Agreement to be duly executed and delivered, all as of the date first above written.

                                        THE UNION BANK OF CALIFORNIA


                                        By: /s/ Valerie Young
                                           -----------------------------------

                                        Name: Valerie Young
                                             ---------------------------------

                                        Its: Vice President
                                            ----------------------------------


                                        YOUNG INNOVATIONS, INC.

                                        By: /s/ George E. Richmond
                                           -----------------------------------

                                        Name: George E. Richmond
                                             ---------------------------------

                                        Its: President
                                            ----------------------------------


                                        BIO DENTAL TECHNOLOGIES CORP.

                                        By: /s/ Terry E. Bane
                                           -----------------------------------

                                        Name: Terry E. Bane
                                             ---------------------------------

                                        Its: Chief Financial Officer
                                            ----------------------------------





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                                  EXHIBIT A


        Pursuant to Section 3 of the Escrow Agreement, the Escrow Funds shall at all times be invested and reinvested by the Escrow Agent in one or more of the following short term investment products:

                 (i) obligations issued or guaranteed as to full and timely payment by the United States of America or by any Person controlled by or acting as an instrumentality of the United States of America pursuant to authority granted by Congress;

                 (ii) Obligations issued or guaranteed by any state or political subdivision thereof (including stripped obligations the principal of and interest on which have been separated and offered for sale separate from each other) if (A) such obligations are entitled to the full faith and credit of such state or political subdivision of such state, respectively, and such obligations provide that the state or political subdivision has the obligation to repay, in full and on a timely basis, such obligations, and (B) such obligations are rated not lower than the second highest category if rated as short term obligations or not lower than the third highest category if rated as long term obligations by Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's Corporation ("Standard & Poor's"), each of New York, New York, or their respective successors;

                 (iii) readily marketable commercial or finance paper of corporations doing business in and incorporated under the laws of the United States of America or any state thereof, which is rated in the highest rating category by either Moody's or Standard & Poor's, or their respective successors;

                 (iv) deposit accounts, bankers' acceptances, certificates of deposit or bearer deposit notes in one or more banks, trust companies or savings and loan associations (including without limitation, the Escrow Agent or any bank affiliated with the Escrow Agent) organized under the laws of the United States of America or any state thereof, each bank or trust company having a reported capital and surplus of at least $500,000,000 in dollars of the United States of America and each savings and loan association having a reported unimpaired capital and surplus, or retained income, as the case may be, of at least $500,000,000 in dollars of the United States of America;

                 (v) repurchase agreements secured fully by obligations of the type specified in clause (i) or issued by a bank or savings and loan association which is insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and

                 (vi) any fund or other pooling arrangement which purchases and holds only investments of the types described in paragraphs (i) through (v) above.